UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Consent Solicitation Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Consent Solicitation
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☐	Definitive Consent Solicitation
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROOMLINX, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________________ (Name of Person(s) Filing Consent Solicitation, if other than the Registrant)

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ROOMLINX, INC.
11101 W 120th Ave., Suite 200
Broomfield, Colorado 80021

Dear Stockholder:

The board of directors of ROOMLINX, Inc., a Nevada corporation (the “Company”) is soliciting your consent on behalf of the Company to approve the following proposals (the “Proposals”), which have been approved by our board of directors (the “Board”):

1.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board’s discretion, and to proportionately reduce the number of authorized shares of the Company’s common stock; and

2.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares.

We are soliciting your approval of the Proposals by written consent in lieu of a meeting of stockholders because our Board believes that it is in the best interests of the Company and our stockholders to solicit the approval in the most cost effective manner.  A form of written consent is enclosed for your use.

This consent solicitation statement and accompanying form of written consent will be sent or given to our stockholders from whom we are seeking consent on or about March ___, 2015.  Our Board has fixed the close of business on February 23, 2015 as the record date (the “Record Date”) for determination of our stockholders that are entitled to give written consents.  Only the stockholders of record on the Record Date are entitled to give written consent to the Proposals.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the Proposals.

Your consent is important regardless of the number of shares of our common stock that you hold.  Although our Board has approved the Proposals, the Proposals require the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our Board unanimously recommends that you consent to the Proposals.  The Proposals will be approved by our stockholders when we have received written consents to the Proposals from stockholders representing a majority of the voting power of our outstanding common stock.  If you approve the Proposals, please mark the enclosed written consent form to vote “For” each Proposal, and complete, date, sign and return your written consent to us.

March ___, 2015

Michael S. Wasik
Chief Executive Officer and Chairman

ROOMLINX, INC.
11101 W 120th Ave., Suite 200
Broomfield, Colorado 80021
Phone: (303) 544-1111

Question and Answers about This Consent Solicitation

Why am I receiving these materials?

We are asking our stockholders to approve the following proposal by written consent:

1.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board of Directors’ discretion and to proportionately reduce the number of authorized shares of the Company’s common stock (“Proposal 1”);

2.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares (“Proposal 2”).

On February 19, 2015, our board of directors (the “Board”) approved the Proposals and we are now seeking stockholder approval. Stockholder approval is required to effect the Proposals.

What is included in these materials?

These materials include:

●     this consent solicitation statement; and

●     the written consent form.

Important Notice Regarding the Availability of Materials for This Consent Solicitation

The materials listed above are also available at www.roomlinx.com.

What do I need to do now?

We urge you to carefully read and consider the information contained in this consent solicitation statement. We request that you send your written consent to the Proposals described in this consent solicitation statement.

Who can give the written consents?

Our Board has fixed the close of business on February 23, 2015 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents.  If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Proposals.  As of the Record Date, there were 6,411,413 shares of our common stock issued and outstanding.

How many votes do I have?

You have one vote for each share of our common stock that you owned as of the Record Date.

How do I send my written consent?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, please complete, date, sign, and return the enclosed written consent form via fax, email or mail to any of the following addresses:

•	MAIL: ROOMLINX, Inc., 11101 W 120th Ave., Suite 200, Broomfield, Colorado 80021

•	FACSIMILE: (303) 544-1110

•	EMAIL: RoomlinxConsent@Roomlinx.com

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker or bank.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders need to follow the instructions located in the consent package you receive from your bank or broker.

What vote is required for the approval of the Proposal?

The Proposals will be approved by our stockholders if we receive written consents from stockholders holding a majority of the voting power as of the Record Date, or written consents representing at least 3,205,708 shares of our common stock.

How are votes counted?

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Proposals.  A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Proposals. Abstentions and broker non-votes will have the same effect as a vote against the Proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on the Proposals because it does not have discretionary voting power with respect to the Proposals and has not received instructions with respect to the Proposals from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

When is the approval of the Proposals effective?

The approval of our stockholders of each Proposal is effective when we receive the written consents to each Proposal from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

How does the Board recommend that I vote?

Our Board recommends that you vote:

“For” approval of the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board’s discretion, and to proportionately reduce the number of authorized shares of the Company’s common stock; and

“For” approval of the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock to 400,000,000 post-reverse stock split shares.

Can I revoke my written consent after sending it?

Yes.  A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Proposals from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.  Please send your notice of revocation by fax or mail via the same address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

Do I have rights of appraisal or similar rights of dissenters with respect to the Proposals?

No.  Neither Nevada law nor our Articles of Incorporation or by-laws provide our stockholders with rights of appraisal or similar rights of dissenters with respect to the Proposals.

Who pays for the expense of this consent solicitation?

We will be making the solicitation. We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials may be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers, or regular employees. These individuals will receive no additional compensation for such services.

Forward-Looking Statements

This consent solicitation statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 6,411,413 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company.  Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock. The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of our common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.  Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next 60 days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock

Michael S. Wasik (1)	611,779	9.5%

Jason A. Baxter	18,611	*

Bob Wagener	105,720	1.6%

Matthew Hulsizer (2)	1,570,581	24.5%
c/o Roomlinx, Inc.
11101 W 120th Avenue
Broomfield, CO 80021

Jennifer Just (3)	1,572,081	24.5%
c/o Roomlinx, Inc.
11101 W 120th Avenue
Broomfield, CO 80021

Verition Multi-Strategy Master Fund Ltd (4).	694,793	10.8%
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

Lewis Opportunity Fund (5)	604,379	9.4%
c/o Lewis Asset Management
500 5th Avenue – Suite 2240
New York, NY 10111

*	less than one percent.
(1)	Includes (i) 291,100 outstanding shares owned by Mr. Wasik, (ii) options to purchase 100,000 shares at $2.00 per share which expire on November 20, 2013, (iii) options to purchase 100,000 shares at $0.60 per share which expire on June 5, 2016, (iv) options to purchase 3,378 shares at $0.60 per share which expire on April 12, 2017 (v) options to purchase 78,334 shares at $2.10 per share which expire on April 14, 2019, (vi) options to purchase 15,734 shares at $0.60 per share which expire on June 6, 2019, (vii) options to purchase 3,333 shares at $0.60 which expire December 18, 2019, and (viii) options to purchase 20,000 shares at $2.00 which expire December 27, 2019. Does not include (i) options to purchase 39,166 shares at $2.10 per share which vest on March 14, 2015, subject to certain performance metrics determined by the Board of Directors relating to the rollout of Roomlinx’s iTV system in Hyatt hotel rooms, (ii) options to purchase 7,866 shares at $0.60 per share which vest on June 6, 2015, and expire on June 6, 2019, (iii) options to purchase 6,667 shares at $0.60 per share which vest equally on December 18, 2014 and 2015, and expire on December 18, 2019 and (iv) options to purchase 40,000 shares at $2.10 per share which vest equally on December 27, 2014 and 2015, and expire on December 27, 2019. Mr. Wasik disclaims beneficial ownership of 9,000 options granted to his wife as follows: (i) options to purchase 5,000 shares at $0.60 which vest equally on December 18, 2013, 2014 and 2015, and expire on December 18, 2019 and (ii) options to purchase 4,000 shares at $0.60 which vest equally on December 27, 2013, 2014 and 2015.
(2)	Includes (i) 976,140 shares of Common Stock jointly owned with Jennifer Just, (ii) 42,441 shares of Common Stock owned by the Hulsizer Descendant Trust, (iii) 424,000 shares of Common Stock owned by Cenfin LLC, an affiliate of Jennifer Just, (iv) warrants owned by Cenfin LLC expiring on March 16, 2015 to purchase 81,000 shares of Common Stock at $2.00 and 44,000 shares of Common Stock expiring on March 16, 2015 at $4.00 per share, and (v) 3,000 shares held as Custodian for the benefit of his child.
(3)	Includes (i) 976,140 shares of Common Stock jointly owned with Matthew Hulsizer (ii) 42,441 shares of Common Stock owned by the Just Descendant Trust, (iii) 424,000 shares of Common Stock owned by Cenfin LLC, an affiliate of Jennifer Just, (iv) warrants owned by Cenfin LLC expiring on March 16, 2015 to purchase 81,000 shares of Common Stock at $2.00 and 44,000 shares of Common Stock expiring on March 16, 2015 at $4.00 per share, and (v) 4,500 shares held as Custodian for the benefit of her children.
(4)	Includes (i) 410,518 shares owned by Verition Multi Strategy Master Fund Ltd. (the “Fund”), (ii) 164,695 shares owned by Wilmot Advisors LLC, (iii) 53,180 shares owned by Ricky Soloman, (iv) warrants owned by Verition expiring on May 3, 2015 to purchase 50,000 shares of common stock at $3.75 per share, and (v) warrants owned by Ricky Soloman expiring on May 3, 2015 to purchase 15,000 shares of common stock at $3.75 per share. Verition serves as the investment manager to the Fund and in such capacity may be deemed to have voting and dispositive power over the shares held for the Fund. Nicholas Maounis is the managing partner of Verition and Ricky Soloman is the managing partner of Wilmot.
(5)	Includes (i) 616,551 shares owned by Lewis Opportunity Fund and (ii) 57,894 shares owned by Lewis Opportunity Fund LP.

We do not know of any other shareholder who has 5 percent or greater of the issued and outstanding shares.

There are no voting trusts or similar arrangements known to us whereby voting power is held by another party not named herein.  We know of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of our common shares or preventing the vesting of such beneficial ownership.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL 1

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND ARTICLE THIRD OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT UP TO AND INCLUDING 1 FOR 60, SUBJECT TO THE BOARD’S DISCRETION AND TO PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

The Board has approved, and is hereby soliciting stockholder approval of, the amendment to the Company’s Articles of Incorporation to make effective a reverse stock split of the Company’s common stock at a ratio of up to and including one-for-sixty, subject to the Board’s discretion to determine, without any further action by stockholders, not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The language of the new Article Third of the Articles of Incorporation which would be contained in an amendment is set forth in Exhibit A to this Consent Solicitation (the “Reverse Stock Split Amendment”).   A vote for this Proposal 1 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of common stock up to sixty into one share of common stock and will grant the Board the authority to select the approved exchange ratio which will be implemented. If stockholders approve this proposal, the Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select the approved reverse stock split ratio and to effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Nevada at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment is approved by stockholders and has not been filed with the Secretary of State of the State of Nevada by the close of business on the first anniversary of the date on which the stockholders approved it, the Board will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would proportionately reduce the number of authorized shares of our common stock as set forth below but would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The Board believes that stockholder approval of a maximum exchange ratio (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal 1, the reverse stock split will be made effective, if at all, only upon a determination by the Board that the reverse stock split is in the Company’s and its stockholders’ best interests at that time. In connection with any determination to make effective the reverse stock split, the Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

The Board reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interest of the Company and its stockholders.

Purpose of the Reverse Stock Split Amendment

The purpose of the reverse stock split is to increase the per share trading value of the common stock. The Board intends to make effective the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the common stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a reverse stock split.

A reverse stock split would allow a broader range of institutions to invest in the common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the common stock. A reverse stock split would also help increase analyst and broker interest in the common stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the common stock. The reverse stock split will affect all holders of the common stock uniformly and will not affect any stockholder’s percentage ownership interest, or voting power, in the Company (subject to the treatment of fractional shares). As described below, holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of the common stock to the extent there are at the time the reverse stock split is made effective, stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•
depending on the ratio for the reverse stock split selected by the Board, up to each sixty shares of common stock owned by a stockholder, or any whole number of shares of common stock up to sixty, as determined by the Board, will be combined into one new share of common stock;

•
the number of shares of common stock issued and outstanding will be reduced from approximately 6,411,413 to down to 106,857 shares (on a 1 for 60 exchange ratio), depending upon the reverse stock split ratio selected by the Board;

•
the number of authorized shares of common stock will be reduced from 200,000,000 to as low as 3,333,333 shares (or 400,000,000 if the Company’s stockholders approve Proposal 2 described in the Consent Solicitation) depending upon the reverse stock split ratio chosen by the Board;

•
based upon the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, and other convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•
the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by the Board.

This proposal requires approval by a majority of the votes entitled to vote hereunder.  This proposal 1 is conditioned upon the approval by stockholders of Proposal 2 in this Consent Solicitation.  If Proposal 1 is approved by stockholders and Proposal 2 is rejected by Stockholders, Proposal 1 will not take effect.  If Proposal 2 is approved by stockholders, the Board shall retain its discretion to abandon implementation of Proposal 1, even if it is approved.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 1:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO ARTICLE THIRD OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO MAKE EFFECTIVE A REVERSE STOCK SPLIT UP TO AND INCLUDING 1 FOR 60, SUBJECT TO THE BOARD’S DISCRETION AND TO PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

If Proposals 1 and 2 are Approved.

Proposal 1 will not be implemented unless Proposal 2 is also approved.  Therefore, the table below illustrates the effect, as of the Record Date of February 23, 2015 and assuming that Proposals 1 and 2 are approved illustrating the effect of the reverse stock split at certain ratios on (i) the shares of common stock outstanding; (ii) the shares of common stock reserved for issuance, (iii) the increased number of total authorized shares of common stock under our Articles of Incorporation, and (iv) the resulting number of shares of common stock available for issuance:

	Common Shares Outstanding	Common Shares Reserved for Issuance	Total Authorized Common Shares	Common Shares Authorized and Available (% of total authorized)
Before Reverse Stock Split	6,411,413	193,588,587	200,000,000	(96.8%)
One-for-ten	641,143	399,358,857	400,000,000	(99.8%)
One-for-twenty-five	256,457	399,743,543	400,000,000	(99.9%)
One-for-sixty	106,857	399,893,143	400,000,000	(99.9%)

Certain Risks Associated with the Reverse Stock Split

•
If the reverse stock split is made effective and the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the reverse stock split will result in any particular price for the common stock. As a result, the trading liquidity of the common stock may not necessarily improve.

•
There can be no assurance that the market price per share of the common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of the common stock outstanding before the reverse stock split. For example, based on the closing price of the common stock on the Record Date of February 23, 2015 of $.098 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-sixty, there can be no assurance that the post-split market price of the common stock would be $5.88 or greater.  Accordingly, the total market capitalization of the common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•
Because the number of issued and outstanding shares of common stock would decrease as result of approval of Proposal 2 the reverse stock split and the number of authorized but unissued shares of common stock will increase on a relative basis. If the Company issues additional shares of common stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially.

•
There are certain agreements, plans and proposals that may have material anti-takeover consequences. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to make effective a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to make effective the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of the common stock and if the implementation of the reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Pacific Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Nevada. Except as explained below with respect to fractional shares, at the Effective Time, all shares of the common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of the common stock calculated in accordance with the reverse stock split ratio determined by the Board.

After the Effective Time, the common stock will have a new Committee on Uniform Security Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934.  We expect that the Company’s common stock will continue to be listed on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “RMLX”, although we expect that the OTCBB will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. If the Board determines to make effective the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company’s transfer agent for the registered stockholders will aggregate all fractional shares of common stock and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales.  No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, stockholders will have no further interests in the Company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of common stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to make effective the reverse stock split for their beneficial holders holding the common stock in “street name”.  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of the common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reserve stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time.  By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws.  In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the common stock (“Old Certificates”), to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”).  No New Certificate will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock, as applicable, to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend, the New Certificate will be issued with the same restrictive legends that are on the Old Certificate.

If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of the common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Nevada corporate laws, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of the common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;
•	financial institutions;
•	insurance companies;
•	tax-exempt organizations;
•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons who own more than 5% of the Company’s outstanding stock;
•	persons that hold the common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction; and
•	U.S. holders who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of the Common Stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of the common stock that for U.S. federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;
•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or
•
a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash Received in Lieu of Fractional Shares

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split will generally be treated as having received such fractional share and then as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock exchanged therefor was greater than one year as of the date of the exchange. Under certain circumstances, the cash might instead be treated as a return of capital or, if the Company has current or accumulated earnings and profits, a dividend.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the common stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in the common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of the common stock received in the reverse stock split generally will include the holding period for the shares of the common stock exchanged therefor.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the authorized shares of common stock that would become newly available for issuance following the reverse stock split.  As previously announced, on February 10, 2015, the Company and Signal Point Holdings Corp. terminated their Agreement and Plan of Merger due to unexpected delays in the Company meeting its closing conditions.  However, the parties may continue discussions concerning a possible relationship with each other or with any other party, but the parties have no current agreements or understandings.

PROPOSAL 2

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND ARTICLE THIRD OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 200,000,000 SHARES PRE-SPLIT TO 400,000,000 POST-REVERSE STOCK SPLIT SHARES

Our Board believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company substantial flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital.  The proposed amendment to the Articles of Incorporation increasing the authorized shares is set forth in the Certificate of Amendment attached to this Consent Solicitation Statement in substantial form as Exhibit A.

As of February 23, 2015, we have 6,411,413 shares of common stock outstanding and are authorized to issue 200,000,000 shares, leaving 193,588,587 shares available for future issuances.  However, following approval of Proposal 1, the number of authorized shares of common stock will be proportionately reduced to 3,333,333 shares.  The Board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash.  Our Board further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our Board may authorize the issuance of any shares of common stock authorized but unissued without further shareholder approval. The issuance of such shares of common stock will be upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

The increase in authorized shares of common stock is not related to any current plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction, as the Company has no current plans, proposals or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock in connection with a merger, consolidation, acquisition or similar business transaction.  As previously announced, on February 10, 2015, the Company and Signal Point Holdings Corp. terminated their Agreement and Plan of Merger due to unexpected delays in the Company meeting its closing conditions.  However, the parties may continue discussions concerning a possible relationship with each other or any other party, but the parties have no current agreements or understandings.

In the event that the amendment is approved by written consents of the shareholders, the Company may issue common stock of the Company pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (17 CFR §230.501 et seq.) to raise capital to fund ongoing operations. The issuance of the securities will have no effect upon the rights of existing security holders, other than the dilutive nature of the transaction.

This proposal requires approval by a majority of the votes entitled to vote hereunder.

This Proposal 2 is conditioned upon the approval by stockholders of Proposal 1 in this Consent Solicitation. If Proposal 2 is approved by stockholders and Proposal 1 is rejected by stockholders, Proposal 2 will not take effect.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 2:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND ARTICLE THIRD OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 200,000,000 SHARES PRE-SPLIT TO 400,000,000 POST-REVERSE STOCK SPLIT SHARES

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Company’s Common Stock trades on the OTCBB under the symbol “RMLX”.  The Company’s Class A Preferred Stock trades on the OTCBB under the symbol “RMLXP”.  For the periods indicated, the following table sets forth the high and low bid quotations for our Common Stock and Class A Preferred Stock as reported by the National Quotation Bureau, Inc. The quotations represent inter-dealer quotations without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

SYMBOL	TIME PERIOD	LOW	HIGH

RMLX	January 1, - March 31, 2012	$2.25	$4.80
	April 1, - June 30, 2012	$2.15	$3.50
	July 1, - September 30, 2012	$2.30	$3.98
	October 1, - December 31, 2012	$1.80	$2.75

	January 1, - March 31, 2013	$1.15	$2.39
	April 1, - June 30, 2013	$0.52	$1.90
	July 1, - September 30, 2013	$0.11	$0.65
	October 1, - December 31, 2013	$0.03	$0.34

	January 1, - March 31, 2014	$0.09	$0.40
	April 1, - June 30, 2014	$0.20	$0.30
	July 1, - September 30, 2014	$0.12	$0.28
	October 1, - December 31, 2014	$0.04	$0.14

RMLXP	April 1, - June 30, 2014	$0.20	$0.30
	April 1, - June 30, 2012	$0.10	$0.10
	July 1, - September 30, 2012	$0.10	$0.12
	October 1, - December 31, 2012	$0.05	$0.12

	January 1, - March 31, 2013	$0.10	$0.20
	April 1, - June 30, 2013	$0.10	$0.20
	July 1, - September 30, 2013	$0.10	$0.11
	October 1, - December 31, 2013	$0.10	$0.10

	January 1, - March 31, 2014	$0.10	$0.14
	April 1, - June 30, 2014	$0.21	$0.26
	July 1, - September 30, 2014	$0.21	$0.24
	October 1, -December 31, 2014	$0.17	$0.24

The closing bid for the Company’s Common Stock on the OTC-Bulletin Board on February 23, 2015 was $0.098.   Stockholders are urged to obtain current market quotations for our common stock.  As of February 23, 2015, 6,411,413 shares of Common Stock were issued and outstanding which were held of record by 155 stockholders.  As of February 23, 2015, 720,000 shares of Class A Preferred Stock were issued and outstanding which were held of record by a single shareholder.

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Dividends

The Company has not paid any cash dividends on its stock. Dividends may not be paid on the common stock while there are accrued but unpaid dividends on the Class A Preferred Stock, which bears a 9% cumulative dividend. As of December 31, 2014 accumulated but unpaid Class A Preferred Stock dividends aggregated $211,080.  Payments must come from funds legally available for dividend payments.  It is the current intention of the Company to retain any earnings in the foreseeable future to finance the growth and development of its business and not pay dividends on the common stock.

Securities Authorized For Issuance under Equity Compensation Plans

There are no securities authorized for issuance under any equity compensation plans during the fiscal year ended December 31, 2014 other than as follows as it relates to warrants and options:

On May 4, 2012, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain investors (collectively, the “Investors”), pursuant to which the Investors purchased Units from the Company for a purchase price of $2.50 per Unit.  Each Unit consisted of (x) one share of common stock of the Company and (y) a warrant to purchase one-half share of common stock at an exercise price of $3.75 per share, subject to adjustment as provided in the warrant.  The Company sold and issued an aggregate of 1,200,000 shares of common stock to the Investors and issued warrants to the Investors for the purchase of an additional 600,000 shares of common stock.  Subsequently on June 20, 2012, the Company sold and issued an additional 80,000 shares of common stock and 40,000 warrants to certain other investors pursuant to an amendment to the SPA.  In the aggregate, the Company received net proceeds of $2,993,311 (gross proceeds of $3,200,000 less $206,689 of offering expenses) from these transactions.  Proceeds from such transactions have been and will be used for general corporate and working capital purposes including deployment of the Company’s iTV applications under the Master Service Agreement with Hyatt Corporation.

Warrants:

The following is a summary of such outstanding warrants for the year ended December 31, 2014:

Warrants	Shares Underlying Warrants	Weighted Average Exercise Price

Outstanding at January 1, 2014	1,542,800	$2.84
Granted and Issued	-	-
Expired/Cancelled	620,000	$2.00
Outstanding and exercisable at December 31, 2014	922,800	$3.50

Options:

In 2004, the Company adopted a long term incentive stock option plan (the “Stock Option Plan”) which covers key employees, officers, directors and other individuals providing bona fide services to the Company. On December 27, 2012, subject to stockholder approval, the board of directors voted to amend the Stock Option Plan to (i) adjust the maximum allowable shares of common stock upon exercise of options which may be granted from 1,200,000 to 2,000,000 shares of common stock and (ii) remove the provision from the Stock Option Plan which provided that any shares that are surrendered to or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

A summary of stock option activity under the Stock Option Plan for the year ended December 31, 2014 is presented below:

	Number of Shares	Weighted Average Exercise Price

Outstanding at January 1, 2014	880,253	$1.60
Granted	0
Forfeited	(36,967)	1.92
Outstanding at December 31, 2014	843,286	$1.60

Purchases of Equity Securities by the Issuer and Affiliated Purchases

There were no issuer purchases of our equity securities during the fiscal year ended December 31, 2014 or for any subsequent calendar quarters as of the date of this Consent Solicitation Statement.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, Consent Solicitations and other information required under the Exchange Act with the SEC. Such reports, Consent Solicitations and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one from your broker, please notify your broker.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and state law.  The Company has not set an annual meeting date.   The Company will provide in a timely manner the date of the meeting, if any, and the dates for submitting nominees and shareholder proposals as soon as a date of an annual meeting is confirmed.  We will provide notice of the meeting date on a quarterly report on Form 10-Q, or, if a more immediate notice is necessary, on a current report on Form 8-K.  The meeting, if held, will not be held earlier than July 1, 2015.

Stockholder Proposals to be Included in the Consent Solicitation

To be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 11101 W 120th Ave., Suite 200, Broomfield, Colorado 80021 no later than 90 days before such meeting.  Assuming a July 1, 2015 meeting date, the materials must be provided no later than April 2, 2015.

Stockholder Proposals Not to be Included in the Consent Solicitation

If you wish to make a stockholder proposal at the 2015 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us within 90 days before the meeting, or, assuming a July 1, 2015 meeting date, by April 2, 2015.

INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE

We “incorporate by reference” into this Consent Solicitation Statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC:

•	our Annual Report on Form 10−K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•	our Quarterly Reports on Form 10−Q filed with the SEC on May 13, 2014, August 8, 2014 (as amended on November 20, 2014), December 12, 2014 (as amended on December 15, 2014); and

•
our Current Reports on Form 8−K filed with the SEC on April 2, 2014, June 27, 2014, August 8, 2014, September 24, 2014, October 3, 2014, October 23, 2014, November 20, 2014, December 19, 2014, December 24, 2014, January 7, 2015 and February 13, 2015

We will be mailing these items if requested through U.S. mail and electronically to shareholders being solicited and posting these items on our website for you to read and print. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

ROOMLINX, INC.
11101 W. 120th Ave., Suite 200 Broomfield, Colorado 80021 (303) 544-1111

WRITTEN CONSENT OF SHAREHOLDERS OF ROOMLINX, INC.

The undersigned shareholder(s) of ROOMLINX, Inc. (the “Company”) hereby consents as follows:

1.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to make effective a reverse stock split up to and including 1 for 60, subject to the Board of Board of Directors’ discretion, and to proportionately reduce the number of authorized shares of common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(check one)

2.
To approve the amendment to Article Third of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 200,000,000 shares pre-split to 400,000,000 post-reverse stock split shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(check one)

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above, with respect to each Proposal.  If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to the proposal described above, then such shareholder will be deemed to have given affirmative written consent “FOR” Proposal 1 and “FOR” Proposal 2.

Approval of Proposals 1 and 2 are contingent upon approval of each other.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT.

(Number of Shares)

Date:

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

●	MAIL: ROOMLINX, Inc., 11101 W 120th Ave., Suite 200, Broomfield, Colorado 80021

●	FACSIMILE: (303) 544-1110

●	EMAIL: RoomlinxConsent@Roomlinx.com

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

ROOMLINX, INC.

(Pursuant to NRS 78.385 and 78.390 of the State of Nevada)

ROOMLINX, INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

FIRST:                      The name of the Corporation is Roomlinx, Inc.

SECOND:                 This Certificate of Amendment shall become effective on _____, 2015.

THIRD:                     Article THIRD of the Articles of Incorporation of the Corporation is hereby amended by replacing the introductory paragraph thereof in its entirety with the following:

“THIRD:  The aggregate number of shares which the Corporation shall have authority to issue is 405,000,000 shares.  These shares are divided into 400,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value.  Each of the Corporation’s outstanding shares of Common Stock outstanding as of the close of business on March ____, 2015 is hereby subdivided and converted into _______* shares of Common Stock (the “Reverse Split”).  No fractional shares shall be issued in the Reverse Split.”

FOURTH:                 By written consent, the amendments herein certified were adopted and approved by the holders of ___% of the shares entitled to vote thereon and having at least a majority of the voting power.

IN WITNESS WHEREOF, this Certificate has been signed as of the _____ day of _______________, 201_, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act of the undersigned and that the facts stated in this Certificate are true.

ROOMLINX, INC.

By:

* THE EXACT RATIO WILL BE UP TO ONE-FOR-SIXTY, AND WILL BE DETERMINED BY THE BOARD OF DIRECTORS PRIOR TO THE EFFECTIVE TIME AND PUBLICLY ANNOUNCED BY THE COMPANY.

A - 1